UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________

FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2025
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US Foods Holding Corp.
(Exact name of registrant as specified in its charter)
 _____________________________

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
(Address of principal executive offices) (Zip code)

(847) 720-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	USFD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On January 13, 2025, US Foods Holding Corp. (the "Company"), issued a press release reaffirming its fiscal year 2024 guidance introduced on its third quarter earnings call on Nov. 7, 2024 and announcing that on Jan. 13, 2025, Dave Flitman, Chief Executive Officer of the Company, and Dirk Locascio, Chief Financial Officer of the Company, will attend the 27th Annual ICR Conference in Orlando and will participate in a fireside chat on Tuesday, Jan. 14, 2025 at 9:30 a.m. EST (8:30 a.m. CST). A copy of the press release is furnished as Exhibit 99.1 to this report.

Media and investors can listen to a live audio webcast by visiting the Investor Relations page of the company’s website at https://ir.usfoods.com/investors/events-and-presentations/default.aspx. A replay of the webcast will be available later that same day.

The information contained in this Item 2.02 as well as in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities of that Section, and shall not be or be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of US Foods Holding Corp., dated January 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 13, 2025	US Foods Holding Corp.

	By:	/s/ Dirk J. Locascio
Dirk J. Locascio
Chief Financial Officer